                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                            INET TECHNOLOGIES, INC.,
                             A DELAWARE CORPORATION




                                               (AS AMENDED THROUGH MAY 26, 1999)

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
ARTICLE 1         Offices.........................................................................................1

                  Section 1.1       Registered Office.............................................................1
                  Section 1.2       Other Offices.................................................................1

ARTICLE 2         Corporate Seal..................................................................................1

ARTICLE 3         Stockholders' Meetings..........................................................................1

                  Section 3.1       Place of Meetings.............................................................1
                  Section 3.2       Annual Meeting................................................................2
                  Section 3.3       Special Meetings..............................................................4
                  Section 3.4       Notice of Meetings............................................................4
                  Section 3.5       Quorum........................................................................4
                  Section 3.6       Adjournment and Notice of Adjourned Meetings..................................5
                  Section 3.7       Voting Rights.................................................................5
                  Section 3.8       Joint Owners of Stock.........................................................5
                  Section 3.9       List of Stockholders..........................................................6
                  Section 3.10      No Action Without Meeting.....................................................6
                  Section 3.11      Organization..................................................................6

ARTICLE 4         Directors.......................................................................................7

                  Section 4.1       Number and Term of Office; Classification.....................................7
                  Section 4.2       Powers........................................................................7
                  Section 4.3       Vacancies.....................................................................7
                  Section 4.4       Resignation...................................................................8
                  Section 4.5       Removal.......................................................................8
                  Section 4.6       Meetings......................................................................8
                                    (a)     Annual Meetings.......................................................8
                                    (b)     Regular Meetings......................................................8
                                    (c)     Special Meetings......................................................8
                                    (d)     Telephone Meetings....................................................9
                                    (e)     Notice of Meetings....................................................9
                                    (f)     Waiver of Notice......................................................9
                  Section 4.7       Quorum and Voting.............................................................9
                  Section 4.8       Action Without Meeting........................................................9
                  Section 4.9       Fees and Compensation........................................................10
                  Section 4.10      Committees...................................................................10
                                    (a)     Executive Committee..................................................10
                                    (b)     Other Committees.....................................................10
                                    (c)     Term.................................................................10

                                    (d)     Meetings.............................................................11
                  Section 4.11      Organization.................................................................11

ARTICLE 5         Officers.......................................................................................11

                  Section 5.1       Officers Designated..........................................................11
                  Section 5.2       Tenure and Duties of Officers................................................11
                                    (a)     General..............................................................11
                                    (b)     Duties of Chairman of the Board of Directors.........................12
                                    (c)     Duties of President..................................................12
                                    (d)     Duties of the Chief Executive, Chief Operating and Chief Financial
                                             Officers............................................................12
                                    (e)     Powers and Duties of the Vice Chairman of the Board..................13
                                    (f)     Duties of Vice Presidents............................................13
                                    (g)     Duties of Secretary..................................................13
                                    (h)     Assistant Secretaries................................................13
                                    (i)     Duties of Treasurer..................................................14
                                    (j)     Assistant Treasurers.................................................14
                  Section 5.3       Delegation of Authority......................................................14
                  Section 5.4       Resignations.................................................................14
                  Section 5.5       Removal......................................................................14

ARTICLE 6         Execution of Corporate Instruments and Voting of Securities Owned by the Corporation...........15

                  Section 6.1       Execution of Corporate Instruments...........................................15
                  Section 6.2       Voting of Securities Owned by the Corporation................................15

ARTICLE 7         Shares of Stock................................................................................15

                  Section 7.1       Form and Execution of Certificates...........................................15
                  Section 7.2       Lost Certificates............................................................16
                  Section 7.3       Transfers....................................................................16
                  Section 7.4       Fixing Record Dates..........................................................16
                  Section 7.5       Registered Stockholders......................................................17

ARTICLE 8         Other Securities of the Corporation............................................................17

                  Section 8.1       Execution of Other Securities................................................17

ARTICLE 9         Dividends......................................................................................18

                  Section 9.1       Declaration of Dividends.....................................................18
                  Section 9.2       Dividend Reserve.............................................................18

ARTICLE 10        Fiscal Year....................................................................................18

ARTICLE 11        Indemnification of Directors, Officers, Employees and Other Agents.............................18

                  Section 11.1      Directors and Executive Officers.............................................18
                  Section 11.2      Other Officers, Employees and Other Agents...................................19
                  Section 11.3      Good Faith...................................................................19
                  Section 11.4      Expenses.....................................................................19
                  Section 11.5      Enforcement..................................................................20
                  Section 11.6      Non-Exclusivity of Rights....................................................20
                  Section 11.7      Survival of Rights...........................................................20
                  Section 11.8      Insurance....................................................................20
                  Section 11.9      Amendments...................................................................21
                  Section 11.10     Saving Clause................................................................21
                  Section 11.11     Certain Definitions..........................................................21

ARTICLE 12        Notices........................................................................................22

                  Section 12.1      Notice to Stockholders.......................................................22
                  Section 12.2      Notice to Directors..........................................................22
                  Section 12.3      Address Unknown..............................................................22
                  Section 12.4      Affidavit of Mailing.........................................................22
                  Section 12.5      Time Notices Deemed Given....................................................22
                  Section 12.6      Failure to Receive Notice....................................................22
                  Section 12.7      Notice to Person with Whom Communication Is Unlawful.........................23
                  Section 12.8      Notice to Person with Undeliverable Address..................................23

ARTICLE 13        Amendments.....................................................................................23

                  Section 13.1      Amendments...................................................................23
                  Section 13.2      Application of Bylaws........................................................23

ARTICLE 14        Loans to Officers..............................................................................24

                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                            INET TECHNOLOGIES, INC.,
                             A DELAWARE CORPORATION
                        (AS AMENDED THROUGH MAY 26, 1999)


                                    ARTICLE 1

                                     OFFICES

         Section 1.1 Registered Office. The registered office of the corporation shall be the registered office named in the certificate of incorporation of the corporation, or such other office as may be designated from time to time by the Board of Directors in the manner provided by law.

         Section 1.2 Other Offices. The corporation may have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require. The books of the corporation may be kept (subject to any provision contained in the Delaware General Corporation Law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in these Bylaws.

                                    ARTICLE 2

                                 CORPORATE SEAL

         The corporate seal shall consist of a die bearing the name of the corporation. Said seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or reproduced or otherwise.

                                   ARTICLE 3

                             STOCKHOLDERS' MEETINGS

         Section 3.1 Place of Meetings. Meetings of the stockholders of the corporation shall be held at such place, either within or without the State of Delaware, as may be designated from time to time by the Board of Directors, or, if not so designated, then at the principal executive offices of the corporation.

         Section 3.2 Annual Meeting.

                (a) The annual meeting of the stockholders of the corporation, for the purpose of election of Directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors.

                (b) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors; (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors; or (C) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, such stockholder's notice must be delivered to or mailed and received by the Secretary of the corporation not later than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the date of the proxy statement delivered to stockholders in connection with the preceding year's annual meeting; provided, however, that if either (i) the date of the annual meeting is advanced more than thirty (30) days or delayed (other than as a result of adjournment) more than sixty (60) days from such an anniversary date or (ii) no proxy statement was delivered to stockholders in connection with the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation. To be in proper form, a stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting:

                           (i) a brief description of the business desired to be
                  brought before the annual meeting and the reasons for conducting such business at the annual meeting;

                           (ii) a representation that the stockholder is a
                  holder of record of stock of the corporation entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or introduce the business specified in the notice;

                           (iii) the name and address, as they appear on the
                  corporation's books, of the stockholder proposing such business;

                           (iv) the class and number of shares of the
                  corporation which are beneficially owned by the stockholder;

                           (v) any material interest of the stockholder in such
                  business; and

                           (vi) any other information that is required to be
                  provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of

                  1934, as amended (the "Exchange Act"), in such stockholder's capacity as a proponent of a stockholder proposal.

                  The chairman of the meeting shall determine whether any business proposed to be transacted by the stockholders has been properly brought before the meeting and, if any proposed business has not been properly brought before the meeting, the chairman shall declare that such proposed business shall not be presented for stockholder action at the meeting. For purposes of this
Section 3.2, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act. Notwithstanding any provision in this Section 3.2 to the contrary, requests for inclusion of proposals in the corporation's proxy statement made pursuant to Rule 14a-8 under the Exchange Act shall be deemed to have been delivered in a timely manner if delivered in accordance with such Rule. Notwithstanding compliance with the requirements of this Section 3.2, the chairman presiding at any meeting of the stockholders may, in his sole discretion, refuse to allow a stockholder or stockholder representative to present any proposal which the corporation would not be required to include in a proxy statement under any rule promulgated by the Securities and Exchange Commission.

                  (c) Only persons who are nominated in accordance with the procedures set forth in this paragraph shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the corporation entitled to vote in the election of Directors at the meeting who complies with the notice procedures set forth in this paragraph. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation in accordance with the provisions of paragraph (b) of this Section 3.2. Such stockholder's notice shall set forth (i) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a Director: (A) the name, age, business address and residence address of such person; (B) the principal occupation or employment of such person; (C) the class and number of shares of the corporation which are beneficially owned by such person; (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder; and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person's written consent to being named in the proxy statement, if any, as a nominee and to serving as a Director if elected); and (ii) as to such stockholder giving notice, the information required to be provided pursuant to paragraph (b) of this Section 3.2. At the request of the Board of Directors, any person nominated by a stockholder for election as a Director shall furnish to the Secretary of the corporation that information required to be set forth in the stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a Director of the corporation unless nominated in accordance with the procedures set forth in this paragraph. The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if the chairman should so determine, the chairman shall so declare at the meeting, and the defective nomination shall be disregarded.

         Section 3.3 Special Meetings.

                (a) Special meetings of the stockholders of the corporation may only be called, for any purpose or purposes, by (i) the Chairman of the Board of Directors, (ii) the President or (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized Directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption).

                (b) If a special meeting is called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board of Directors, the President, or the Secretary of the corporation. No business may be transacted at such special meeting otherwise than specified in such notice. The Board of Directors shall determine the time and place of such special meeting, which shall be held not less than thirty-five (35) nor more than one hundred twenty (120) days after the date of the receipt of the request. Upon determination of the time and place of the meeting, the officer receiving the request shall cause notice to be given to the stockholders entitled to vote, in accordance with the provisions of
Section 3.4 of these Bylaws. If the notice is not given within sixty (60) days after the receipt of the request, the person or persons requesting the meeting may set the time and place of the meeting and give the notice. Nothing contained in this paragraph (b) shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

         Section 3.4 Notice of Meetings. Except as otherwise provided by law or the certificate of incorporation of the corporation, as the same may be amended or restated from time to time (hereinafter, the "Certificate of Incorporation"), written notice of each meeting of stockholders shall be given not less than ten
(10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, such notice to specify the place, date, time and purpose or purposes of the meeting. Notice of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof, either before or after such meeting, and will be waived by any stockholder by his attendance thereat in person or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

         Section 3.5 Quorum. At all meetings of stockholders, except where otherwise provided by statute or by the Certificate of Incorporation, or by these Bylaws, the presence, in person or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the chairman of the meeting or by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, all action taken by the holders of a majority of the votes cast, excluding abstentions, at any meeting at which a quorum is present shall be valid and binding upon the corporation; provided, however, that Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of Directors. Where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and the affirmative vote of the majority (plurality, in the case of the election of Directors) of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class.

         Section 3.6 Adjournment and Notice of Adjourned Meetings. Any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the chairman of the meeting or by the vote of a majority of the shares casting votes, excluding abstentions. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 3.7 Voting Rights. For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the corporation on the record date, as provided in Section 7.4 of these Bylaws, shall be entitled to vote at any meeting of stockholders. Every person entitled to vote or execute consents shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or his duly authorized agent, which proxy shall be filed with the Secretary at or before the meeting at which it is to be used. An agent so appointed need not be a stockholder. No proxy shall be voted after three (3) years from its date of creation unless the proxy provides for a longer period. Elections of Directors need not be by written ballot, unless otherwise provided in the Certificate of Incorporation.

         Section 3.8 Joint Owners of Stock. If shares or other securities having voting power stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one (1) votes, his act binds all; (b) if more than one (1) votes, the act of the majority so voting binds all; or (c) if more than one (1) votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or may apply to the Delaware Court of Chancery for relief as provided in the Delaware General Corporation Law, Section 217(b). If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of clause (c) shall be a majority or even-split in interest.

         Section 3.9 List of Stockholders. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held. The list shall be produced and kept at the time and place of meeting during the whole time thereof and may be inspected by any stockholder who is present.

         Section 3.10 No Action Without Meeting. Effective upon the closing of the corporation's initial public offering of its capital stock pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the "Initial Public Offering"), the stockholders of the corporation may not take action by written consent without a meeting and must take any actions at a duly called annual or special meeting.

         Section 3.11 Organization.

                (a) At every meeting of stockholders, unless another officer of the corporation has been appointed by the Board of Directors, the Chairman of the Board of Directors, or, if a Chairman has not been appointed, is absent, or designates the next senior officer present to so act, the President, or, if the President is absent, the most senior Vice President present, or, in the absence of any such officer, a chairman of the meeting chosen by a majority in interest of the stockholders entitled to vote, present in person or by proxy, shall act as chairman. The Secretary, or, in his absence, an Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.

                (b) The Board of Directors of the corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

                                    ARTICLE 4

                                    DIRECTORS

         Section 4.1 Number and Term of Office; Classification.

                (a) The number of directors which shall constitute the whole Board of Directors shall be determined from time to time by the Board of Directors (provided that no decrease in the number of directors which would have the effect of shortening the term of an incumbent director may be made by the Board of Directors), provided that the number of directors shall be not less than one (1) nor more than ten (10). At each annual meeting of stockholders, Directors of the corporation shall be elected to hold office until the expiration of the term for which they are elected, and until their successors have been duly elected and qualified or until such Director's earlier death, resignation or due removal; except that if any such election shall not be so held, such election shall take place at a stockholders' meeting called and held in accordance with the Delaware General Corporation Law. Directors need not be stockholders unless so required by the Certificate of Incorporation. If, for any reason, the Directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws.

                (b) At the first annual meeting of stockholders following the closing of the Initial Public Offering (the "First Public Company Annual Meeting"), the Directors of the corporation shall be divided into three classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class III. The initial Class I, Class II and Class III directors shall be those directors designated and elected at the First Public Company Annual Meeting. The term of office of the initial Class I directors shall expire at the next succeeding annual meeting of stockholders, the term of office of the initial Class II directors shall expire at the second succeeding annual meeting of stockholders, and the term of office of the initial Class III directors shall expire at the third succeeding annual meeting of stockholders. At each annual meeting of stockholders following the First Public Company Annual Meeting, Directors to replace those of the Class whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting and until their respective successors shall have been duly elected and qualified. If the number of Directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the Classes as to make all classes as nearly equal in number as is practicable.

         Section 4.2 Powers. The powers of the corporation shall be exercised, its business conducted and its property controlled by the Board of Directors, except as may be otherwise provided by statute or by the Certificate of Incorporation.

         Section 4.3 Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of Directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the Directors then in office, although less than a quorum. Each Director so elected shall hold office until the next succeeding annual meeting of stockholders of the corporation and until his or her successor shall have been duly elected and qualified or until such Director's earlier death, resignation or due removal. A vacancy in the Board of Directors shall be deemed to exist under this Section 4.3 in the case of the death, removal or resignation of any Director, an increase in the authorized number of Directors or if the stockholders fail at any meeting of stockholders at which Directors are to be elected (including any meeting referred to in Section 4.5 below) to elect the number of Directors then constituting the whole Board of Directors.

         Section 4.4 Resignation. Any Director may resign at any time by delivering his or her written resignation to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors. When one or more Directors shall resign from the Board of Directors, effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office for the unexpired portion of the term of the Director whose place shall be vacated and until his successor shall have been duly elected and qualified.

         Section 4.5 Removal. At a special meeting of stockholders called for such purpose and in the manner provided herein, subject to any limitations imposed by law or the Certificate of Incorporation, the Board of Directors, or any individual Director, may only be removed from office for cause, and a new Director or Directors shall be elected by a vote of stockholders holding a majority of the outstanding shares entitled to vote at an election of directors.

         Section 4.6 Meetings.

                (a) Annual Meetings. The annual meeting of the Board of Directors shall be held immediately before or after the annual meeting of stockholders and at the place where such meeting is held. No notice of an annual meeting of the Board of Directors shall be necessary and such meeting shall be held for the purpose of electing officers and transacting such other business as may lawfully come before it.

                (b) Regular Meetings. Except as hereinafter otherwise provided, regular meetings of the Board of Directors shall be held in the principal executive offices of the corporation. Unless otherwise restricted by the Certificate of Incorporation, regular meetings of the Board of Directors may also be held at any place within or without the State of Delaware which has been designated by resolution of the Board of Directors or the written consent of all Directors.

                (c) Special Meetings. Unless otherwise restricted by the Certificate of Incorporation, and subject to the notice requirements contained herein, special meetings of the Board of Directors may be held at any time and place within or without the State of Delaware whenever called by the Chairman of the Board, the President or any two of the Directors.

                (d) Telephone Meetings. Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

                (e) Notice of Meetings. Written notice of the time and place of all special meetings of the Board of Directors shall be given at least one (1) day before the date of the meeting. Such notice need not state the purpose or purposes of such meeting, except as may otherwise be required by law or provided for in the Certificate of Incorporation or these Bylaws. Notice of any meeting may be waived in writing at any time before or after the meeting and will be deemed waived by any Director by attendance thereat, except when the Director attends the meeting solely for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                (f) Waiver of Notice. The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after meeting, each of the Directors not present shall sign a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

         Section 4.7 Quorum and Voting.

                (a) Unless the Certificate of Incorporation requires a greater number and except with respect to indemnification questions arising under
Article 11 hereof, for which a quorum shall be one-third of the exact number of Directors fixed from time to time in accordance with Section 4.1 hereof, but not less than one (1), a quorum of the Board of Directors shall consist of a majority of the exact number of Directors fixed from time to time in accordance with Section 4.1 of these Bylaws, but not less than one (1); provided, however, at any meeting whether a quorum be present or otherwise, a majority of the Directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting.

                (b) At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by a vote of the majority of the Directors present, unless a different vote is required by law, the Certificate of Incorporation or these Bylaws.

         Section 4.8 Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

         Section 4.9 Fees and Compensation. Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, including, if so approved, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors. Nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.

         Section 4.10 Committees.

                (a) Executive Committee. The Board of Directors may by resolution passed by a majority of the whole Board of Directors appoint an Executive Committee to consist of one (1) or more members of the Board of Directors. The Executive Committee, to the extent permitted by law and specifically granted by the Board of Directors, shall have, and may exercise when the Board of Directors is not in session, all powers of the Board of Directors in the management of the business and affairs of the corporation except such committee shall not have the power or authority to amend the Certificate of Incorporation, to adopt an agreement of merger or consolidation, to recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, to recommend to the stockholders of the corporation a dissolution of the corporation or a revocation of a dissolution, or to amend these Bylaws.

                (b) Other Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, from time to time appoint such other committees as may be permitted by law. Such other committees appointed by the Board of Directors shall consist of one (1) or more members of the Board of Directors and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees, but in no event shall such committee have the powers denied to the Executive Committee in these Bylaws.

                (c) Term. Each member of a committee of the Board of Directors shall serve a term on the committee coexistent with such member's term on the Board of Directors. The Board of Directors, subject to the provisions of paragraphs (a) and (b) of this Section 4.10 may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of his or her death or voluntary resignation from the committee or from the Board of Directors. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

                (d) Meetings. Unless the Board of Directors shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section 4.10 shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be held at any place which has been determined from time to time by such committee, and may be called by any Director who is a member of such committee, upon written notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of written notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing at any time before or after the meeting and will be waived by any Director by attendance thereat, except when the Director attends such special meeting solely for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.

         Section 4.11 Organization. The Chairman of the Board shall preside at every meeting of the Board of Directors, if present. In the case of any meeting, if there is no Chairman of the Board or if the Chairman is not present, the Vice Chairman (if there be one) shall preside, or if there be no Vice Chairman or if the Vice Chairman is not present, a chairman chosen by a majority of the Directors present shall act as chairman of such meeting. The Secretary of the corporation or, in the absence of the Secretary, any person appointed by the Chairman shall act as Secretary of the meeting.

                                    ARTICLE 5

                                    OFFICERS

         Section 5.1 Officers Designated. The officers of the corporation shall include, if and when designated by the Board of Directors, a Chairman of the Board of Directors, a Vice Chairman of the Board, a President, one or more Vice Presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President), a chief financial officer, a Secretary, a Treasurer one or more Assistant Secretaries and one or more Assistant Treasurers. The Board of Directors may assign such additional titles to one or more of the officers as it shall deem appropriate. Any one person may hold any number of offices of the corporation at any one time unless specifically prohibited therefrom by law. The salaries and other compensation of the officers of the corporation shall be fixed by or in the manner designated by the Board of Directors.

         Section 5.2 Tenure and Duties of Officers.

                (a) General. All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors. Except for the Chairman of the Board and the Vice Chairman of the Board, no officer need be a director.

                (b) Duties of Chairman of the Board of Directors. The Chairman of the Board of Directors, when present, shall preside at all meetings of the Board of Directors and, unless the Chairman has designated the next senior officer to so preside, at all meetings of the stockholders. Subject to the provisions of paragraph (d) below, unless the Board of Directors designates otherwise, the Chairman of the Board shall be the chief executive officer of the corporation. The Chairman of the Board of Directors shall perform other duties commonly incident to such office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

                (c) Duties of President. Unless the Board of Directors otherwise determines and subject to the provisions of paragraph (d) below, the President shall be the chief operating officer of the corporation. Unless the Board of Directors otherwise determines, he shall, in the absence of the Chairman of the Board or Vice Chairman of the Board or if there be no Chairman of the Board or Vice Chairman of the Board, preside at all meetings of the stockholders and (should he be a director) of the Board of Directors. The President shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time may be assigned to him by the Board of Directors.

                (d) Duties of the Chief Executive, Chief Operating and Chief Financial Officers. Subject to the control of the Board of Directors, the chief executive officer shall have general executive charge, management and control, of the properties, business and operations of the corporation with all such powers as may be reasonably incident to such responsibilities; and subject to the control of the chief executive officer, the chief operating officer shall have general operating charge, management and control, of the properties, business and operations of the corporation with all such powers as may be reasonably incident to such responsibilities.

                Subject to the control of the chief executive officer, the chief financial officer shall have responsibility for the custody of all of the funds and securities of the corporation and the power to endorse on behalf of the corporation all checks, notes or other obligations and evidences of the payment of money, payable to the corporation or coming into his possession, and to deposit the funds arising therefrom, together with all other funds of the corporation, coming into his possession, in such banks as may be selected as the depositories of the corporation, or properly care for them in such other manner as the Board of Directors or the chief executive officer may direct. Whenever required by the Board of Directors or the chief executive officer so to do, the chief financial officer shall exhibit a complete and true statement of property in his possession, custody or control. The chief financial officer shall provide for the regular entry, in records belonging to the corporation, of a full and accurate account of all money received and paid on account of the corporation, together with all other business transactions. He shall, at all reasonable times within the hours of business, exhibit his records and accounts to any Director. If the Board of Directors or the chief executive officer shall so require, he shall give bond, in such sum and with such securities as the Board of Directors or the chief executive officer may direct, for the faithful performance of his duties and for the safe custody of the funds and property of the corporation coming into his possession.

                The chief executive officer, the chief operating officer and the chief financial officer shall have such other powers and duties as are designated to each in accordance with these Bylaws and as from time to time may be assigned to each by the Board of Directors.

                (e) Powers and Duties of the Vice Chairman of the Board. The Board of Directors may but is not required to assign areas of responsibility to a Vice Chairman of the Board, and, in such event, and subject to the overall direction of the Chairman of the Board and the Board of Directors, the Vice Chairman of the Board shall be responsible for supervising the management of the affairs of the corporation and its subsidiaries within the area or areas assigned and shall monitor and review on behalf of the Board of Directors all functions within such corresponding area or areas of the corporation and each such subsidiary of the corporation. In the absence of the President, or in the event of the President's inability or refusal to act, the Vice Chairman of the Board shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Further, the Vice Chairman of the Board shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time may be assigned to the Vice Chairman of the Board by the Board of Directors or the Chairman of the Board.

                (f) Duties of Vice Presidents. The Vice Presidents shall perform duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board of Directors or the chief executive officer shall designate from time to time.

                (g) Duties of Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors, committees of the Board of Directors and the stockholders, in books provided for that purpose; shall attend to the giving and serving of all notices; may in the name of the corporation affix the seal of the corporation to all contracts and attest the affixation of the seal of the corporation thereto; may sign with the other appointed officers all certificates for shares of capital stock of the corporation; and shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to inspection of any Director upon application at the office of the corporation during business hours. The Secretary shall perform all other duties given in these Bylaws and other duties commonly incident to such office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The chief executive officer may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to such office and shall also perform such other duties and have such other powers as the Board of Directors or the chief executive officer shall designate from time to time.

                (h) Assistant Secretaries. Each Assistant Secretary shall have the usual powers and duties pertaining to such offices, together with such other powers and duties as designated in these Bylaws and as from time to time may be assigned to an Assistant Secretary by the Board of Directors, the Chairman of the Board, the chief executive officer, the Vice

Chairman of the Board, or the Secretary. The Assistant Secretaries shall exercise the powers of the Secretary during that officer's absence or inability or refusal to act.

                (i) Duties of Treasurer. The Treasurer shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board or the chief executive officer. The Treasurer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Treasurer shall perform other duties commonly incident to such office and shall also perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board or the President shall designate from time to time.

                (j) Assistant Treasurers. Each Assistant Treasurer shall have the usual powers and duties pertaining to such office, together with such other powers and duties as designated in these Bylaws and as from time to time may be assigned to each Assistant Treasurer by the Board of Directors, the Chairman of the Board, the President, the Vice Chairman of the Board, or the Treasurer. The Assistant Treasurers shall exercise the powers of the Treasurer during that officer's absence or inability or refusal to act.

         Section 5.3 Delegation of Authority. For any reason that the Board of Directors may deem sufficient, the Board of Directors may, except where otherwise provided by statute, delegate the powers or duties of any officer to any other person, and may authorize any officer to delegate specified duties of such office to any other person. Any such delegation or authorization by the Board shall be effected from time to time by resolution of the Board of Directors.

         Section 5.4 Resignations. Any officer may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the corporation under any contract with the resigning officer.

         Section 5.5 Removal. Any officer may be removed from office at any time, either with or without cause, by the vote or written consent of a majority of the Directors in office at the time, or by any committee or superior officers upon whom such power of removal may have been conferred by the Board of Directors.

                                    ARTICLE 6

                  EXECUTION OF CORPORATE INSTRUMENTS AND VOTING
                     OF SECURITIES OWNED BY THE CORPORATION

         Section 6.1 Execution of Corporate Instruments. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the corporation any corporate instrument or document, or to sign on behalf of the corporation the corporate name without limitation, or to enter into contracts on behalf of the corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the corporation.

         Unless otherwise specifically determined by the Board of Directors or otherwise required by law, promissory notes, deeds of trust, mortgages and other evidences of indebtedness of the corporation, and other corporate instruments or documents requiring the corporate seal, and certificates of shares of stock owned by the corporation, shall be executed, signed or endorsed by the Chairman of the Board of Directors, or the President or any Executive or Senior Vice President, and by the Secretary or Treasurer or any Assistant Secretary or Assistant Treasurer. All other instruments and documents requiring the corporate signature, but not requiring the corporate seal, may be executed (i) as aforesaid, (ii) by the Chairman of the Board of Directors, the President, any Executive Vice President or any Senior Vice President or (iii) in such other manner as may be directed by the Board of Directors.

         All checks and drafts drawn on banks or other depositaries on funds to the credit of the corporation or in special accounts of the corporation shall be signed by such person or persons as the Board of Directors or the chief executive officer shall authorize so to do.

         Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

         Section 6.2 Voting of Securities Owned by the Corporation. All stock and other securities of other corporations owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairman or Vice Chairman of the Board of Directors, the President, any Executive Vice President or any Senior Vice President.

                                    ARTICLE 7

                                 SHARES OF STOCK

         Section 7.1 Form and Execution of Certificates. Certificates for the shares of stock of the corporation shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock in the corporation shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman or Vice Chairman of the Board of Directors, the President, any Executive Vice President or any Senior Vice President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, certifying the number of shares and the class or series owned by him in the corporation. Where such certificate is countersigned by a transfer agent other than the corporation or its employee, or by a registrar other than the corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

         Section 7.2 Lost Certificates. A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require or to give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         Section 7.3 Transfers.

                (a) Transfers of record of shares of stock of the corporation shall be made only on its books by the holders thereof, in person or by attorney duly authorized and upon the surrender of a properly endorsed certificate or certificates for a like number of shares. Upon surrender to the corporation or a transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. The Board of Directors shall have the power and authority to make all such other rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of capital stock of the corporation.

                (b) The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the Delaware General Corporation Law.

         Section 7.4 Fixing Record Dates.

                (a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                (b) In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed by the Board of Directors, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         Section 7.5 Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                    ARTICLE 8

                       OTHER SECURITIES OF THE CORPORATION

         Section 8.1 Execution of Other Securities. All bonds, debentures and other corporate securities of the corporation, other than stock certificates (covered in Section 7.1), may be signed by the Chairman or Vice Chairman of the Board of Directors, the President, any Executive Vice President or any Senior Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer of the corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before any bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the corporation.

                                    ARTICLE 9

                                    DIVIDENDS

         Section 9.1 Declaration of Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

         Section 9.2 Dividend Reserve. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

                                   ARTICLE 10

                                   FISCAL YEAR

         The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

                                   ARTICLE 11

       INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS

         Section 11.1 Directors and Executive Officers. The corporation shall indemnify its Directors and executive officers to the fullest extent not prohibited by the Delaware General Corporation Law; provided, however, that the corporation may limit the extent of such indemnification by individual contracts with its Directors and executive officers; and, provided, further, that the corporation shall not be required to indemnify any Director or executive officer in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against the corporation or its Directors, officers, employees or other agents unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, or (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Delaware General Corporation Law.

         Section 11.2 Other Officers, Employees and Other Agents. The corporation shall have power to indemnify its other officers, employees and other agents as set forth in the Delaware General Corporation Law.

         Section 11.3 Good Faith.

                (a) For purposes of any determination under this Article 11, a Director or executive officer shall be deemed to have acted in good faith and in a manner such officer reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, to have had no reasonable cause to believe that such officer's conduct was unlawful, if such officer's action is based on information, opinions, reports and statements, including financial statements and other financial data, in each case prepared or presented by:

                    (i) one or more officers or employees of the corporation whom the Director or executive officer believed to be reliable and competent in the matters presented;

                    (ii) counsel, independent accountants or other persons as to matters which the Director or executive officer believed to be within such person's professional competence; and

                    (iii) with respect to a Director, a committee of the Board upon which such Director does not serve, as to matters within such committee's designated authority, which committee the Director believes to merit confidence; so long as, in each case, the Director or executive officer acts without knowledge that would cause such reliance to be unwarranted.

                (b) The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, that such person had reasonable cause to believe that his conduct was unlawful.

                (c) The provisions of this Section 11.3 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth by the Delaware General Corporation Law.

         Section 11.4 Expenses. The corporation shall advance, prior to the final disposition of any proceeding, promptly following request therefor, all expenses incurred by any Director or executive officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under this Article 11 or otherwise.

         Notwithstanding the foregoing, unless otherwise determined pursuant to
Section 11.5 of this Article 11, no advance shall be made by the corporation if a determination is reasonably and


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


promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

         Section 11.5 Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to Directors and executive officers under this Article 11 shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the Director or executive officer. Any right to indemnification or advances granted by this Article 11 to a Director or executive officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. The corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such person has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

         Section 11.6 Non-Exclusivity of Rights. The rights conferred on any person by this Article 11 shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its Directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Delaware General Corporation Law.

         Section 11.7 Survival of Rights. The rights conferred on any person by this Article 11 shall continue as to a person who has ceased to be a Director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 11.8 Insurance. To the fullest extent permitted by the Delaware General Corporation Law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Article 11.


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


         Section 11.9 Amendments. Any repeal or modification of this Article 11 shall only be prospective and shall not affect the rights under this Article 11 in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

         Section 11.10 Saving Clause. If this Article 11 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each Director and executive officer to the full extent not prohibited by any applicable portion of this Article 11 that shall not have been invalidated, or by any other applicable law.

         Section 11.11 Certain Definitions. For the purposes of this Article 11, the following definitions shall apply:

                       (1) The term "proceeding" shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

                       (2) The term "expenses" shall be broadly construed and shall include, without limitation, court costs, attorneys' fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

                       (3) The term the "corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article 11 with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                       (4) References to a "director," "officer," "employee," or "agent" of the corporation shall include without limitation, situations where such person is serving at the request of the corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

                       (5) References to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or


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


         beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article 11.

                                   ARTICLE 12

                                     NOTICES

         Section 12.1 Notice to Stockholders. Whenever, under any provisions of these Bylaws, notice is required to be given to any stockholder, it shall be given in writing, timely and duly deposited in the United States mail, postage prepaid, and addressed to such stockholder's last known post office address as shown by the stock record of the corporation or its transfer agent.

         Section 12.2 Notice to Directors. Any notice required to be given to any Director may be given by the method stated in Section 12.1, or by facsimile, telex or telegram, except that such notice other than one which is delivered personally shall be sent to such address as such Director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such Director. It shall not be necessary that the same method of giving notice be employed in respect of all Directors, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

         Section 12.3 Address Unknown. If no address of a stockholder or Director be known, notice may be sent to the principal executive officer of the corporation.

         Section 12.4 Affidavit of Mailing. An affidavit of mailing, executed by a duly authorized and competent employee of the corporation or its transfer agent appointed with respect to the class of stock affected, specifying the name and address or the names and addresses of the stockholder or stockholders, or Director or Directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall be conclusive evidence of the statements therein contained.

         Section 12.5 Time Notices Deemed Given. All notices given by mail, as above provided, shall be deemed to have been given as at the time of mailing, and all notices given by facsimile, telex or telegram shall be deemed to have been given as of the sending time recorded at the time of transmission.

         Section 12.6 Failure to Receive Notice. The period or limitation of time within which any stockholder may exercise any option or right, or enjoy any privilege or benefit, or be required to act, or within which any Director may exercise any power or right, or enjoy any privilege, pursuant to any notice sent such person in the manner above provided, shall not be affected or extended in any manner by the failure of such stockholder or such Director to receive such notice.


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


         Section 12.7 Notice to Person with Whom Communication Is Unlawful. Whenever notice is required to be given, under any provision of law or of the Certificate of Incorporation or Bylaws of the corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the Delaware General Corporation Law, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

         Section 12.8 Notice to Person with Undeliverable Address. Whenever notice is required to be given, under any provision of law or the Certificate of Incorporation or Bylaws of the corporation, to any stockholder to whom (i) notice of two consecutive annual meetings, and all notices of meetings to such person during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a twelve-month period, have been mailed addressed to such person at such person's address as shown on the records of the corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the corporation a written notice setting forth such person's then current address, the requirement that notice be given to such person shall be reinstated. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the Delaware General Corporation Law, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to this paragraph.

                                   ARTICLE 13

                                   AMENDMENTS

         Section 13.1 Amendments. Except as otherwise provided in the Certificate of Incorporation, these Bylaws may be altered, amended or repealed, or new Bylaws may be adopted, by the holders of a majority of the outstanding voting shares or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such special meeting. If the power to adopt, amend or repeal Bylaws is conferred upon the Board of Directors by the Certificate of Incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal Bylaws.

         Section 13.2 Application of Bylaws. In the event that any provisions of these Bylaws is or may be in conflict with any law of the United States, of the state of incorporation of the corporation or of any other governmental body or power having jurisdiction over this


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


corporation, or over the subject matter to which such provision of these Bylaws applies, or may apply, such provision of these Bylaws shall be inoperative to the extent only that the operation thereof unavoidably conflicts with such law, and shall in all other respects be in full force and effect.

                                   ARTICLE 14

                                LOANS TO OFFICERS

         The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiaries, including any officer or employee who is a Director of the corporation or its subsidiaries, whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the corporation. The loan, guarantee or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this Bylaw shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under statute.


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